EXHIBIT 3.1

RECEIVED
FEB 11 2025
Sec. of State

For Office Use Only
-FILED-
SOS Control ID#: 0000075594
Date Filed: 2/24/2025

B0769-0621 02/11/2025 Received by ND Secretary of State

ARTICLES OF AMENDMENT TO THE ARTICLES OF ORGANIZATION FOR RED TRAIL ENERGY, LLC

TO THE SECRETARY OF STATE OF THE STATE OF NORTH DAKOTA:

Pursuant to Section 10-32.1-21 of the Revised Uniform Limited Liability Company Act (the "Act"), Red Trail Energy, LLC., a North Dakota limited liability company (the "Company") hereby adopts the following amendment to the Company's Articles of Organization:

1. The name of the Company is Red Trail Energy, LLC.
2. The Company's Articles of Organization was filed on July 16, 2003.
3. The Company's Articles of Organization are hereby amended by deleting paragraph 1 in its entirety and inserting in lieu therefor the following:
   1. The name of the limited liability company is South 8 Energy, LLC.
4. The date of adoption of the foregoing amendment was December 5, 2024.
5. The foregoing amendment was adopted by a vote of the members of the Company in accordance with Chapter 10-32.1-21 of the Act.

Dated: February 3, 2025.

RED TRAIL ENERGY, LLC

[redacted]

By: Jodi Johnson
Its: Chief Executive Officer